EXHIBIT 5.1

                               SNOW BECKER KRAUSS P.C.
                                   605 Third Avenue
                                  New York, NY 10158


                                                  November 5, 1996


Board of Directors
Brake Headquarters U.S.A., Inc.
33-16 Woodside Avenue
Long Island City, NY 11101

            Re: Registration Statement on Form S-1
                ----------------------------------

Gentlemen:

  We have acted as counsel to Brake Headquarters U.S.A., Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company pursuant to a Registration Statement on Form S-1 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission on this date pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to (a) 980,000 Class A Common Stock Purchase Warrants, consisting of (i) 900,000 such warrants outstanding (the
"Warrants") and (ii) 80,000 warrants (the "Placement Agent's Common Stock Warrants"); (b) 1,644,633 shares of common stock, $.001 par value (the "Common Stock"), consisting of (i) 616,300 shares outstanding (the "Shares"), (ii) 8,333 shares to be issued upon the purchase of certain assets by the Company (the "Asset Shares"),
(iii) 900,000 shares issuable upon exercise of the Warrants (the "Warrant Shares"), (iv) 40,000 shares (the "Placement Agent's
Warrant Shares") issuable upon exercise of warrants issued to the placement agent in the Company's August 13, 1996 Private Placement (the "Placement Agent's Warrants"), and (v) 80,000 shares issuable upon the exercise of the Placement Agent's Common Stock Warrants
(the "Placement Agent's Common Stock Warrant Shares"); and (c) 490,000 Units each consisting of one share of Common Stock and two Warrants.

  As counsel to the Company, we have examined the Company's Certificate of Incorporation, By-laws, records of corporate proceedings, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the accuracy and completeness of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to such opinions which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives

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of the Company, public officials or others.

  Based on the foregoing, we are of the opinion that:

  1. The Company has been duly organized, is validly existing, and in good standing under the laws of the State of Delaware.

  2. The Warrants, the Placement Agent's Warrants and the Units have been duly authorized and are legally issued and enforceable in accordance with their terms.

  3. The Placement Agent's Common Stock Warrants have been duly authorized and, when duly issued and paid for, as contemplated by the terms of the Placement Agent's Warrants and the Registration Statement, will be legally issued and enforceable in accordance with their terms.

  4. The Shares have been duly authorized, legally issued and are fully paid and non-assessable.

  5. The Asset Shares, the Warrant Shares, the Placement
Agent's Warrant Shares, the Placement Agent's Common Stock
Warrant Shares and the Units have been duly authorized and are reserved for issuance and, when duly issued and paid for, as contemplated by the terms of the Asset Purchase Agreement, the Warrants, the Placement Agent's Warrants and the Placement Agent's Common Stock Warrants, respectively, and by the terms of the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the reference of our name in the Prospectus under the caption "Legal Matters" and to inclusion of this opinion as Exhibit 5.1 to the Registration Statement and all amendments thereto.

                                          Very truly yours,

                                          /s/ Snow Becker Krauss P.C.

                                          SNOW BECKER KRAUSS P.C.